Exhibit 10.6

INVERNESS MEDICAL INNOVATIONS, INC.

2001 EMPLOYEE STOCK PURCHASE PLAN

Second Amendment

The Inverness Medical Innovations, Inc. 2001 Employee Stock Purchase Plan shall be amended as follows, effective as of the date hereof:

1.               Insert the following sentence after the last full sentence of Section 2, Offerings:

The Board may also commence a special Offering for employees of Designated Subsidiaries who are eligible to participate in the Plan that will begin on the date that an acquired company is acquired or becomes a Designated Subsidiary, and will end on the next June 30 or December 31, which ever shall occur first.

2.               Delete the text of Section 3, Eligibility, in its entirety and replace it with the following:

All employees of the Company (including employees who are also directors of the Company) and all employees of each Designated Subsidiary (as defined in Section 11) are eligible to participate in any one or more of the Offerings under the Plan, provided that as of the first day of the applicable Offering (the “Offering Date”) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and have completed at least three (3) consecutive calendar months of employment with the Company or any Designated Subsidiary (including periods of employment with the Designated Subsidiary which pre-date such designation and/or the acquisition of the Designated Subsidiary by the Company or any subsidiary thereof).  To the extent that a subsidiary of the Company was made a Designated Subsidiary subsequent to an acquisition pursuant to which a substantial amount of assets was acquired by such Designated Subsidiary, whether via a merger, asset acquisition or otherwise, employment with any legal predecessor entity or any entity transferring assets to the Designated Subsidiary as part of such acquisition shall be counted as employment with the Designated Subsidiary.

3.               To designate Inverness Medical - BioStar Inc. as a Designated Subsidiary under the Plan.

4.               To designate Inverness Medical Iberica, S.A.U. as a Designated Subsidiary under the Plan.

5.               Except as herein amended, the provisions of the Plan shall remain in full force and effect.

APPROVED BY THE BOARD OF DIRECTORS:  October 14, 2005